Exhibit 10.21

ADMINISTRATION AGREEMENT

THIS ADMINISTRATION AGREEMENT, dated as of August 4, 2004 (this “Agreement”), between MortgageIT SPV I, a Delaware statutory trust (the “Trust”), and MortgageIT, Inc. (the “Company”), as the administrator of the Trust under this Agreement (in such capacity, the “Administrator”).

WITNESSETH:

WHEREAS, the Trust was established pursuant to a Trust Agreement, dated as of August 4, 2004, (the “Trust Agreement”), between MortgageIT Holdings, Inc., as a depositor, the Company, as a depositor (in such capacity, together with MortgageIT Holdings, Inc., the “Depositors”) and Wilmington Trust Company, a Delaware banking corporation as owner trustee (acting thereunder not in its individual capacity but solely as owner trustee, the “Owner Trustee”).

WHEREAS, the Trust acting with respect to the TRS Sub-Trust is selling certain mortgage loans (the “Mortgage Loans”) to UBS Real Estate Securities Inc. (“UBS”) under the Mortgage Loan Repurchase Agreement, dated as of August 4, 2004 between the Trust acting with respect to the TRS Sub-Trust and UBS (the “Loan Repurchase Agreement”), under the Mortgage Loan Purchase Agreement, dated as of August 4, 2004 between the Trust acting with respect to the TRS Sub-Trust and UBS (the “Loan Purchase Agreement”) and the Mortgage Loan Participation Agreement, dated as of August 4, 2004 between the Trust acting with respect to the TRS Sub-Trust and UBS (the “Loan Participation Agreement”), and the REIT Sub-Trust is issuing certain notes (the “Notes”) pursuant to the Note Purchase and Security Agreement, dated as of August 4, 2004 (the “Note Purchase Agreement”), between the Trust with respect to the REIT Sub-Trust, as note issuer, and UBS Real Estate Securities Inc., as agent for the Noteholders and Purchasers under the Note Purchase Agreement (in such capacity, the “Agent”).

WHEREAS, in connection with the sale of the Mortgage Loans and the issuance of the Notes, the Trust will enter into the Note Purchase Agreement, the Custodial Agreement, the Loan Sale Agreement, the Loan Purchase Agreement, the Loan Repurchase Agreement, the Loan Participation Agreement, the Blocked Account Agreement, the Pricing Side Letter, the Servicing Agreements and the Electronic Tracking Agreement (collectively and together with the Trust Agreement, the “Transaction Documents”).

WHEREAS, pursuant to the Transaction Documents, the Trust is required to perform certain administrative duties in connection with the Notes and the Mortgage Loans pursuant to the Transaction Documents.

WHEREAS, the Trust desires to have the Administrator perform certain duties of the Trust referred to in the Transaction Documents and to provide such additional services consistent with the terms of this Agreement as the Trust may from time to time request.

WHEREAS, the Administrator has the capacity to provide the respective services required hereby and is willing to perform such services for the Trust and the Owner Trustee on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1.                    Definitions.  For all purposes of this Administration Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions List attached as Schedule 1 to the Loan Sale Agreement dated as of August 4, 2004, among the Trust, MortgageIT, Inc. and MortgageIT Holdings, Inc.

Section 2.                    Duties of the Administrator.

(a)                                  Duties with Respect to the Transaction Documents.  The Administrator agrees to perform all of its respective duties as Administrator and the duties of the Trust under the Transaction Documents.  Except as set forth below, the Administrator shall prepare for execution by the Trust, or shall cause the preparation by other appropriate persons or entities of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Trust to prepare, file or deliver pursuant to the Transaction Documents.  In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Trust to take pursuant to the Transaction Documents.

(b)                                 Duties with Respect to Takeout Commitments.   The Administrator shall have full power and authority, acting alone, to do or cause to be done any and all things that it may deem necessary and desirable in connection with arranging for and executing the sale or securitization of Mortgage Loans pursuant to a Takeout Commitment.

(i)                                     With respect to each sale to a Takeout Investor or securitization, the Administrator agrees:

(A)                        to cooperate fully with the TRS Sub-Trust, the Takeout Investor or any party to any agreement executed in connection with such sale or securitization, with respect to all reasonable requests and due diligence procedures and to use commercially reasonable efforts to facilitate such sale or securitization, as the case may be;

(B)                          to promptly deliver to the Takeout Investor any and all additional documents requested by such Takeout Investor to enable such Takeout Investor to make payment to UBS of the Takeout Proceeds;

(C)                          to cause all Takeout Proceeds paid by the Takeout Investor to be paid to UBS in accordance with UBS’s wire instructions;

(D)                         to deliver a letter in the form of Exhibit K to the Loan Purchase Agreement to UBS identifying Takeout Proceeds received by UBS from a Takeout Investor which funds do not relate to Mortgage Loans purchased by UBS from the TRS Sub-Trust; and

(E)                           to indemnify and hold harmless the TRS Sub-Trust against liabilities, obligations, losses and expenses arising from or in connection with such sale or securitization [upon terms consistent with those found in the Trust Agreement].

(ii)                                  Upon the sale to any Takeout Investor or securitization of any Mortgage Loan, the rights and obligations of the Administrator hereunder with respect to such Mortgage Loan shall be terminated on the effective date of such sale or securitization.

(c)                                  Performance of Duties.

(i)                                     In carrying out its duties under the Transaction Documents or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any written directions received from the Trust and shall be, in the Administrator’s opinion, no less favorable to the Trust than would be available from unaffiliated parties.

(ii)                                  In carrying out any of its obligations under this Agreement, the Administrator may act either directly or through agents, attorneys, accountants, independent contractors and auditors and enter into agreements with any of them.

(d)                                 Non-Ministerial Matters.

(i)                                     With respect to matters that, in the reasonable judgment of the Administrator, are non-ministerial, the Administrator shall not take any action pursuant to this Agreement unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee and UBS of the proposed action and the Owner Trustee and, with respect to items (A) through (E) below, UBS shall not have withheld consent or provided an alternative direction.

If the Administrator does not receive instructions from the Owner Trustee and/or UBS within ten (10) Business Days after it has given notice, the Administrator may either take or refrain from taking such action not inconsistent with this Agreement or the Transaction Documents, and subject to Section 16 of this Agreement, as it shall deem in the best interests of the Certificateholders.  For the purpose of the preceding paragraph, “non-ministerial matters” shall include, without limitation:

(A)                              the amendment of or any supplement to any of the Transaction Documents;

(B)                                the initiation of any claim or lawsuit by the Trust and the compromise of any action, claim or lawsuit brought by or against the Trust;

(C)                                the involvement in any lawsuit or other legal action against UBS, including, without limitation, consenting to the settlement of any third party claim by UBS;

(D)                               the removal of the Owner Trustee; and

(E)                                 any action that the Trust is entitled but not obligated to take under the Transaction Documents;

provided, however, that notwithstanding the foregoing, the Administrator may, with the consent of the Owner Trustee, take any action with respect to non-ministerial matters that the Administrator, in its good faith judgment, deems to be in the best interests of the Trust.  The Administrator shall be entitled to be reimbursed by the Trust for any expenses or liabilities incurred without willful misconduct, bad faith or negligence in connection with non-ministerial matters.

(ii)                                  Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, nor shall, take any action that the Trust directs the Administrator not to take on its behalf.

(e)                                  Duties with Respect to the Trust Agreement.

(i)                                     Except as set forth below, in addition to the duties described above, the Administrator shall perform such calculations and shall execute on behalf of the Trust or shall prepare for execution by the Trust or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or the Owner Trustee to prepare, file or deliver pursuant to the Transaction Documents or under state and federal tax and securities laws with respect to the Trust, including, without limitation, pursuant to the following sections of the Trust Agreement:

Sections 3.1, 3.2 (with respect to documentation and information provided to Certificateholders), 5.6 (only with respect to the preparation and filing of tax returns and providing copies thereof to the Depositors, UBS and the Certificateholders, if needed), 9.1 (with respect to supplements and amendments) and 11.1 (with respect to transfers of Owner Trust Certificates).  In accordance with the directions of the Trust or the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Trust Agreement as are not covered by any of the foregoing provisions and as are expressly requested by the Trust or the Owner Trustee and are reasonably within the capability of the Administrator.  The Owner Trustee agrees to provide promptly to the Administrator any information in its possession requested by the Administrator or necessary for the Administrator to perform its duties hereunder.

(ii)                                  The Administrator shall be responsible for promptly notifying the Owner Trustee and the related Servicer in the event that any withholding tax is imposed on the Trust’s payments (or allocations of income) to a Certificateholder.  Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by such Servicer.

(f)                                    Additional Information to be Furnished to the Owner Trustee.  The Administrator shall furnish to the Owner Trustee from time to time such additional information in the Administrator’s possession regarding the Trust or the Transaction Documents as the Owner Trustee shall reasonably request.

Section 3.                    Records.  The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Trust and the Depositors at any time during normal business hours.

Section 4.                    Independence of the Administrator.  For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Trust, the Owner Trustee or UBS with respect to the manner in which each accomplishes the performance of its respective obligations hereunder.  Unless expressly set forth herein or otherwise authorized by the Trust, the Administrator shall not have the authority to act for or represent the Trust, the Owner Trustee or UBS in any way and shall not otherwise be deemed an agent of the Trust or UBS.

Section 5.                    No Joint Venture.  Nothing contained in this Agreement (i) shall constitute the Administrator and the Trust, the Owner Trustee, UBS or the Depositors as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 6.                    Other Activities of the Administrator.  Nothing herein shall prevent the Administrator or its respective Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as a administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Trust, the Owner Trustee or UBS.

Section 7.                    Term of Agreement; Resignation and Removal of Administrator.

(a)                                  This Agreement shall continue in force until the dissolution of the Trust, upon which event this Agreement shall automatically terminate.

(b)                                 The Administrator shall not resign from the obligations and duties hereby imposed on it except upon the determination that its duties hereunder are no longer permissible under applicable law.  Any such determination pursuant to the preceding sentence permitting the resignation of the Administrator shall be evidenced by an opinion of counsel to such effect obtained at the expense of the Administrator and delivered to the Trust.

(c)                                  Subject to Section 7(e) of this Agreement, the Trust may remove the Administrator without cause by providing the Administrator with at least sixty (60) days’ prior written notice.

(d)                                 Subject to Section 7(e) of this Agreement, at the sole option of the Trust, the Administrator may be removed immediately upon written notice of termination from the Trust to the Administrator if any of the following events shall occur:

(i)                                     the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Trust);

(ii)                                  a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii)                               the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section 7(d) shall occur, it shall give written notice thereof to the Trust, the Owner Trustee and UBS within seven (7) days after the happening of such event.

(e)                                  No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by UBS (with the consent of the Owner Trustee which consent shall not be unreasonably withheld) and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

Section 8.                    Action Upon Termination, Resignation or Removal.  Promptly upon the effective date of termination of this Agreement pursuant to Section 7(a) of this Agreement or the resignation or removal of the Administrator pursuant to Section 7(b), 7(c), 7(d) or 7(e) of this Agreement, respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal.  The Administrator shall forthwith upon such termination pursuant to Section 7(a) of this Agreement deliver to the Trust all property and documents of or relating to the Notes or the Collateral then in the custody of the Administrator.  In the event of the resignation or removal of the Administrator pursuant to Section 7(b), 7(c), 7(d) or 7(e) of this Agreement, the Administrator shall cooperate with the Trust and take all reasonable steps requested to assist the Trust in making an orderly transfer of the duties of the Administrator in accordance with the terms of this Agreement.

Section 9.                    Notices.  Any notice, report or other communication given hereunder shall be in writing and addressed as follows: (a) in the case of the Trust or the Owner Trustee, MortgageIT SPV I; c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration; (b) in the case of MortgageIT, Inc., 33 Maiden Lane, New York, NY 10038, Attention:  John R. Cuti and Michael A. Zigrossi, facsimile number (212) 651-4674; (c) in the case of UBS, UBS Real Estate Securities Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention: Robert Carpenter and George A. Mangiaracina, facsimile number (212) 713-9607; or as to each such Person such other address as any such party shall have provided to the other parties in writing.  Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

Section 10.Amendments.

(a)                                  This Agreement may be amended from time to time by the parties hereto as specified in this Section, provided that any amendment be accompanied by the written consent of UBS and an opinion of counsel shall be furnished to UBS by the party seeking such amendment stating that such amendment complies with the provisions of this Section.

(b)                                 If the purpose of the amendment is to prevent the imposition of any federal or state taxes at any time that any Notes are outstanding (i.e. technical in nature), it shall not be necessary to obtain the consent of any Noteholder, but UBS shall be furnished with an opinion of counsel that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to any Noteholder.

Section 11.Successors and Assigns.  This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Trust, UBS and the Owner Trustee.  An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder.  Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Trust, the Owner Trustee or UBS to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided, however, that such successor organization executes and delivers to the Trust, the Owner Trustee and UBS an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder.  Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

Section 12.GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 13.Headings.  The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 14.Counterparts.  This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

Section 15.Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 16.Limitation of Liability.

(a)                                  It is expressly understood and agreed by the parties hereto that (i) this Administration Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Administration Agreement or any other related documents.

(b)                                 The Administrator undertakes to perform only such duties and obligations as are set forth in this Agreement, it being expressly understood by the Owner Trustee and the Trust that there are no implied duties or obligations under this Agreement.  The Administrator or any of its respective officers, directors, employees or agents shall not be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement other than damages which result from the negligence, willful misconduct or bad faith of it or them.

Section 17.Third-Party Beneficiary.  UBS, the Noteholders and the Owner Trustee are third-party beneficiaries to this Agreement and are entitled to the rights and benefits hereunder and may enforce the provisions hereof as if they were a party hereto.

IN WITNESS WHEREOF, the parties have caused this Administration Agreement to be duly executed and delivered as of the day and year first above written.

MORTGAGEIT SPV I

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ Janel R. Harvilla
Name:	Janel R. Harvilla
Title:	Financial Services Officer

MORTGAGEIT, INC., as Administrator

By:	/s/ JOHN R. CUTI
Name:	John R. Cuti
Title:	Secretary